Exhibit 99.1

THE SHARPER IMAGE®

350 The Embarcadero

San Francisco, CA 94105	Corporate Headquarters

FOR IMMEDIATE RELEASE

May 16, 2008

Court Authorizes Sharper Image to Move Forward with Sale

SAN FRANCISCO--May 16, 2008-- Sharper Image Corporation (the “Company”) (Ticker: SHRPQ.PK), announced today that on May 14, 2008 the United States Bankruptcy Court for the District of Delaware (the “Court”) approved procedures in connection with a sale of all or substantially all of the assets of the Company at an auction to be held on May 28, 2008 (the “Auction”). In connection with those procedures, the Court also authorized the Company’s entry into an Asset Purchase Agreement and an Agency Agreement, each dated May 13, 2008, with a joint venture of Gordon Brothers Retail Partners, LLC , GB Brands, LLC, Hilco Merchant Resources, LLC, and Hilco Consumer Capital, LLC (the “Hilco/GB Joint Venture”). Hilco/GB Joint Venture will serve as a stalking horse bidder for the purposes of the Auction. Hilco/GB Joint Venture’s Asset Purchase Agreement and Agency Agreement are offers to purchase certain of the Company’s assets, including, among other things, its intellectual property and intellectual property rights, as well as the right to liquidate merchandise within certain of the Company’s stores and/or distribution centers for, in addition to other consideration, a cash payment of $51,250,000.00. Hilco/GB Joint Venture’s Asset Purchase Agreement and Agency Agreement are subject to higher or better offers at the Auction and are subject to final Court approval. Robert Conway, Chief Executive Officer of the Company, stated that the Hilco/GB Joint Venture bid is “the best offer that the Company has received in connection with the proposed sale to date, and promises to help maximize the value of the Company’s assets by creating a competitive bidding environment” at the Auction.

The hearing to approve the winning bid at the Auction is scheduled to follow on May 29, 2008.

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. The Company's principal selling channels include Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Web site, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended January 31, 2007 under "Risk Factors". These risks include, among other factors, the success of its new business strategy, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, the success of its advertising efforts, changes in business and economic conditions, risks associated with its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Other risks that the Company faces include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of liquidation with respect to the Chapter 11 case; (iv) risks associated with third parties seeking and obtaining court approval for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; and (vi) the potential adverse impact of the Chapter 11 case on the Company's liquidity or results of operations. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

CONTACT:

Sharper Image Corporation

Tersh Barber, 415-445-6274

VP, Finance